Exhibit 10.19

April 27, 2026

VME Process, Inc.

3300 S Broadway Ave

Suite 205

Tyler, Texas 75701

Personal Loan

As agreed, KOLE & MARLEE HOLDINGS, LTD (“KMH”) will grant VME PROCESS INC (“VME”) a loan under the following terms and conditions:

Effective Date:	April, 27, 2026 (funding date)

Amount:	$200,000.00 USD

Term:	90 days

Interest:	Fixed annual percentage rate of 8.5%, compounded monthly.

VME agrees to repay KMH the principal amount plus all accrued interest at the end of the term.

The loan may be paid in part or in whole at any time during the term of the loan, with interest calculated based on the actual duration of the loan.

Please sign and return the enclosed copy of this letter.

/s/ Kuoh Lee
Kuoh Lee
President
Kole & Marlee Holdings, Ltd

/s/ David Falls
David Falls
Vice President Accounting and
Assistant Secretary
VME Process, Inc.

P +1 903 561 4082	3300 S. Broadway Ave
F +1 903 939 3364	Suite 205
Tyler, TX USA 75701
vmecompanies.com